Exhibit 3.4

                                  AMENDMENT TO
                   CERTIFICATE OF DETERMINATION OF PREFERENCES
                                       OF
                      8-7/8% SERIES X CUMULATIVE REDEEMABLE
                                 PREFERRED STOCK
                                       OF
                             PS BUSINESS PARKS, INC.

            [As filed in the office of the Secretary of State of the
                   State of California on September 24, 1999]


        The undersigned, David Goldberg and Jack E. Corrigan, Vice President and Secretary, respectively, of PS BUSINESS PARKS, INC., a California corporation (the "Corporation"), do hereby certify:

        FIRST: Pursuant to and in accordance with the provisions of Section 401 of the California Corporations Code and the Restated Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has duly adopted the resolution attached hereto as Exhibit A and incorporated herein by reference authorizing and increasing the authorized number of shares of the Corporation's 8-7/8% Series X Cumulative Redeemable Preferred Stock from 1,200,000 to 1,600,000, for a net increase of 400,000 shares.

        SECOND: None of the shares of the Corporation's 8-7/8% Series X Cumulative Redeemable Preferred Stock has been issued.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

        IN WITNESS WHEREOF, the undersigned have executed this certificate this 23rd day of September, 1999.


                                        /s/ DAVID GOLDBERG
                                        --------------------------
                                        David Goldberg, Vice President


                                        /s/ JACK E. CORRIGAN
                                        --------------------------
                                        Jack E. Corrigan, Secretary

                                    EXHIBIT A

                      RESOLUTION OF THE BOARD OF DIRECTORS
                           OF PS BUSINESS PARKS, INC.

                       INCREASING THE AUTHORIZED NUMBER OF
                            SHARES OF 8-7/8% SERIES X
                      CUMULATIVE REDEEMABLE PREFERRED STOCK


        RESOLVED: That pursuant to the authority conferred upon the Board of Directors by Article III of the Restated Articles of Incorporation of this Corporation and the resolutions creating the corporation's 8-7/8% Series X Cumulative Redeemable Preferred Stock, the number of shares constituting the corporation's 8-7/8% Series X Cumulative Redeemable Preferred Stock is increased from 1,200,000 shares to 1,600,000 shares.